QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2002

Aon CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant's Telephone Number, Including Area Code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On September 20, 2002 the Board of Directors of Aon Corporation amended Aon's By-Laws to establish an advance notice procedure for stockholders to nominate director candidates or bring other business before an annual meeting of stockholders.

        Only persons who are nominated by the Board or by stockholders who comply with the advance notice procedure will be eligible for election as directors.

        The business to be conducted at an annual meeting will be limited to business brought by the Board or by stockholders who comply with the advance notice procedure. The business to be conducted at a special meeting will be limited to business described in Aon's notice for that meeting.

        Under the advance notice procedure, notice of a stockholder nomination or proposal to address other business at an annual meeting must be delivered to Aon's corporate secretary (a) not earlier than the close of business on the 100th calendar day nor (b) later than the close of business on the 75th calendar day prior to the first anniversary of the preceding year's annual meeting.

        Different deadlines apply: (a) if the date of the annual meeting is more than 30 calendar days before or more than 75 calendar days after the first anniversary of the preceding year's annual meeting, (b) if the number of directors to be elected to the Board is increased and there is no public announcement by Aon naming all of the nominees for directors or specifying the size of the increased board by a specific deadline or (c) for a stockholder nomination to be made at a special meeting at which directors are to be elected.

        A stockholder's notice proposing to nominate a person for election as a director must contain specific information, including, without limitation, the identity and address of the nominating stockholder, the class and number of shares of Aon common stock that are owned by the stockholder and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee.

        A stockholder's notice relating to other proposed business for an annual meeting must contain specific information about that business and about the proposing stockholder, including, without limitation, a brief description of the proposed business, the reasons for conducting the business at the meeting, the name and address of the proposing stockholder, the class and number of shares of Aon common stock that are owned by the stockholder and any material interest of such stockholder in the business so proposed.

        If the Chairman of the Board or other officer presiding at the meeting determines that a person was not nominated or other business was not brought before the meeting in accordance with the advance notice procedure, that person will not be eligible for election as a director or that business will not be conducted at the meeting, as the case may be.

        In addition to introducing the advance notice procedure described above, certain technical changes were made to update the By-laws to reflect amendments made to the General Corporation Law of the State of Delaware since the By-laws were last amended and also to reflect the retirement of two series of preferred stock.

        A copy of the By-laws, as amended, is included as Exhibit 3.2 hereto and is incorporated by reference herein.

1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)—(b)    Not applicable.

  (c)            Exhibits:

Exhibit Number	Description of Exhibit
3.2	By-laws of the Registrant.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aon CORPORATION
	By:	/s/ R. I. SKILLING Raymond I. Skilling Executive Vice President and Chief Counsel
Date: October 4, 2002

EXHIBIT INDEX

        The following is a list of the exhibits filed herewith.

Exhibit Number	Description of Exhibit
3.2	By-laws of the Registrant.

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX